Exhibit 5.2

Consent of Independent Registered Public Accounting Firm We hereby consent to the incorporation by reference in this Amendment no 1. to the Registration Statement on Form F-10 of Denison Mines Corp. of our report dated March 5, 2020 relating to the consolidated financial statements as at and for the year ending December 31, 2019, which appears in Exhibit 99.3 to Denison Mines Corp.’s Annual Report on Form 40-F, which is incorporated by reference in such Registration Statement. We also consent to the reference to us under the heading “Names and Interests of Experts” in the Annual Information Form, which appears in Exhibit 99.1 to Denison Mines Corp.’s Annual report on Form 40-F, which is incorporated by reference in such Registration Statement. Chartered Professional Accountants, Licensed Public Accountants Toronto, Canada September 16, 2021 PricewaterhouseCoopers LLP PwC Tower, 18 York Street, Suite 2600, Toronto, Ontario, Canada M5J 0B2 T: +1 416 863 1133, F: +1 416 365 8215, www.pwc.com/ca “PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.